EXHIBIT 99.1

LITHIA MOTORS REPORTS ADJUSTED SECOND QUARTER 2010 EARNINGS OF $0.27
PER SHARE; 19% INCREASE IN SAME STORE SALES

Medford, Oregon, JULY 29, 2010 (1:05 p.m. PT) – Lithia Motors, Inc. (NYSE: LAD) today reported 2010 adjusted second quarter net income from continuing operations of $0.27 per diluted share. This compares to a 2009 adjusted second quarter net income from continuing operations of $0.22 per diluted share. The results include approximately 4.9 million additional shares in 2010 compared to 2009 primarily due to the equity offering at the end of 2009.

Second quarter 2010 revenue from continuing operations totaled $534 million, compared to $444 million in the year-ago period, mainly driven by improved vehicle sales. Total same store sales increased 19% when compared to the same quarter last year. Same store retail new vehicle sales increased 26% while same store retail used vehicle sales increased 15% when compared to the same quarter last year. Service, body and parts same store sales were essentially flat compared to the same quarter of last year.

Sid DeBoer, Lithia’s Chairman and CEO, commented, “Our operational results exceeded our expectations due to a strong April and May. We have focused on maintaining our service, body and parts sales volumes despite fewer units in operation and lower warranty revenues.”

As shown in the attached reconciliation table, the 2010 second quarter adjusted results exclude non-core charges of $(0.33) per share on asset impairments and expenses related to reserves offset by gains on disposal of assets, while the 2009 second quarter adjusted results from continuing operations exclude non-core charges of $(0.10) per share on asset impairments, offset by a one-time gain related to debt extinguishment. Unadjusted, net loss from continuing operations was $(1.5) million, or $(0.06) per diluted share, for the quarter ended June 30, 2010, compared to net income from continuing operations of $2.5 million, or $0.12 per diluted share for the second quarter of 2009.

In the second quarter of 2010, Lithia recorded an after-tax charge of approximately $(8.0) million, or $(0.31) per share related to real estate held for future development, reflecting continued weakness in local market conditions, increasing vacancy rates, and challenges in obtaining lender financing. This real estate incurs annual holding costs of approximately $0.12 to $0.15 per share.

Commenting on the impairment charges, Bryan DeBoer, Lithia’s President and COO, said, “Selling our remaining non-operating real estate allows us to mitigate risk and re-deploy the capital generated. We are acting aggressively to price these assets to sell considering updated market conditions. While it is difficult to sell these assets in the current environment, we believe that it is an attractive time for other investment opportunities.”

For the six-month period ended June 30, 2010, total revenues increased 17% to $993 million as compared to $849 million in the same period last year. Same store new vehicle sales increased 19%, retail used vehicle sales increased 18% and service, body and parts sales decreased 3%. For the first six months, Lithia’s adjusted income from continuing operations, net of tax, and excluding non-core charges and gains was $0.37 per share as compared to $0.20 per share in 2009. Unadjusted, net loss from continuing operations for the first six months was $(0.00) per diluted share, compared to net income from continuing operations of $0.08 per diluted share for the same period last year.

Selection of Chief Financial Officer

Lithia is pleased to announce that Chris Holzshu will be promoted to Senior Vice President and Chief Financial Officer upon the departure of Jeff DeBoer at the end of October. Chris has held a number of positions with increasing responsibility at Lithia over the past eight years, most recently as Vice President of Financial Planning and Analysis.

Commenting on the selection, Sid DeBoer stated, “For the last two years, Chris has been responsible for our budgeting and performance monitoring. In this role, he has been focused on identifying opportunities to improve store operations. I am pleased that Chris will continue this focus as our new CFO. Our top priority is improving store profitability, and Chris will deliver on this objective.”

Chris joined the Company in 2003 to manage the corporate accounting department, and was subsequently promoted to leadership roles in internal audit / compliance and business development. Prior to Lithia, Chris spent several years working at KPMG LLP, an independent public accounting firm. Chris is a licensed CPA.

Balance Sheet Update

Lithia ended the period with $118.2 million in immediately available funds, including $15.4 million in cash, $71.2 million in availability on its revolving credit facility, and $31.6 million in unfinanced new vehicle inventory. At June 30, 2010, Lithia was in compliance with all debt covenants. Lithia recently announced the extension of its revolving credit facility through June 2013 and has no mortgage maturities until November 2011.

Outlook for 2010

Lithia is providing 2010 third quarter earnings guidance within a range of $0.27 to $0.29 per diluted share. Full-year 2010 adjusted earnings guidance has been increased for the effect of announced acquisitions and dispositions and is projected within a range of $0.72 to $0.77 per diluted share. Both projections are based on the following revised assumptions:

•         Total revenues in range of $1.95 to $2.0 billion

•         New vehicle same store sales increasing 12.4%

•         New vehicle gross margin ranging from 8.0% to 8.3%

•         Used vehicle same store sales increasing 14.1%

•         Used vehicle gross margin ranging from 14.2% to 14.5%

•         Service body and parts same store sales decreasing 2.0%

•         Service body and parts gross margin ranging from 48.1% to 48.7%

•         Finance and insurance gross profit of $955 per unit

•         Tax rate of 38.5%

•         Estimated average diluted shares outstanding of 26.2 million

•         Capital expenditures of approximately $3.5 million

•         Chrysler market share consistent with full year 2009 levels

•         Guidance excludes the impact of future acquisitions, dispositions, and any potential non-core items

Second Quarter Earnings Conference Call and Updated Presentation

The second quarter conference call may be accessed at 2:00 p.m. PT today by telephone at (877) 407-8029 (Conference ID: 352738). An updated presentation highlighting the second quarter results has been added to Investor Relations on www.lithia.com.

To listen live on our website or for replay, visit Investor Relations on www.lithia.com and click on the conference call icon. A playback of the conference call will be available after 5:00 p.m. PT on July 29, 2010 through August 5, 2010 by calling 877-660-6853 (Conference ID: 352738 Account: 305).

About Lithia

Lithia Motors, Inc. is the ninth largest automotive retailer in the United States and a Fortune 800 company. Lithia sells 26 brands of new and all brands of used vehicles at 84 stores, which are located in 12 states. Lithia also sells used vehicles; arranges finance, warranty, and credit insurance contracts; and provides vehicle parts, maintenance, and repair services at all of its locations.

For additional information on Lithia Motors, contact the Investor Relations Department at (541) 776-6591 or visit www.lithia.com and click on “Investor Relations.”

Sites

www.lithia.com

www.lithiacares.com

www.lithiajobs.com

Lithia Motors on Facebook

http://www.facebook.com/profile.php?id=1270221622&ref=ts

Lithia Life on Facebook

http://www.facebook.com/pages/Lithia-Lifecom/34360183908?ref=ts

Lithia Life on YouTube

http://www.youtube.com/user/LithiaLife

Lithia Life on Twitter

http://twitter.com/LithiaLife

Forward-Looking Statements

This press release includes “forward-looking statements” within the meaning of the "Safe-Harbor" provisions of the Private Securities Litigation Reform Act of 1995, which management believes are a benefit to shareholders. Forward-looking statements in this press release include our guidance regarding third quarter and full year 2010 results, including the effect of announced acquisitions, the timely sale of real estate held for future development, and our belief we can find accretive diversifying acquisition opportunities. Forward looking statements include statements regarding our goals, plans, projections and guidance regarding our financial position, results of operations, market position, pending and potential future acquisitions and business strategy, and often contain words such as "expects," "anticipates," "intends," "plans," "believes," "seeks" or "will."  These statements are necessarily subject to risk and uncertainty and actual results could differ materially due to certain risk factors, including without limitation, future economic conditions and others set forth from time to time in the company's filings with the SEC. We urge you to carefully consider this information. We undertake no duty to update our forward-looking statements, including our earnings outlook.

Non-GAAP Financial Measures

This press release and the attached financial tables contain certain non-GAAP financial measures as defined under SEC rules, such as adjusted net income and diluted earnings per share from continuing operations, adjusted SG&A as a percentage of revenues and gross profit, adjusted operating margin and adjusted pre-tax margin adjusted to exclude certain items disclosed in the attached financial tables. Cash flows from operations were adjusted to include the change in non-trade floorplan debt to improve the visibility of cash flows related to vehicle financing. As required by SEC rules, the Company has provided reconciliations of these measures to the most directly comparable GAAP measures, which are set forth in the attachments to this release. The Company believes that each of the foregoing non-GAAP financial measures improves the transparency of the Company's disclosure, provides a meaningful presentation of the Company's results from its core business operations excluding adjustments for items not related to the Company's ongoing core business operations or other non-cash adjustments, and improves the period-to-period comparability of the Company's results from its core business operations.

Source: Lithia Motors, Inc.

Lithia Motors, Inc.

Consolidated Statement of Operations (Unaudited)

(In thousands except per share data)

	Three Months Ended
	June 30,		Increase	% Increase
	2010	2009	(Decrease)	(Decrease)
Revenues:
New vehicle sales	$268,721	$211,760	$56,961	26.9%
Used vehicle sales	172,406	144,007	28,399	19.7
Finance and insurance	16,274	14,857	1,417	9.5
Service, body and parts	71,996	72,312	(316)	(0.4)
Fleet and other	4,704	625	4,079	652.6
Total revenues	534,101	443,561	90,540	20.4
Cost of sales:
New vehicle sales	246,626	194,373	52,253	26.9
Used vehicle sales	150,858	125,633	25,225	20.1
Service, body and parts	36,617	36,999	(382)	(1.0)
Fleet and other	4,257	267	3,990	1,494.4
Total cost of sales	438,358	357,272	81,086	22.7
Gross profit	95,743	86,289	9,454	11.0

Asset impairment charges	13,260	3,520	9,740	276.7
SG&A expense	74,813	68,854	5,959	8.7
Depreciation and amortization	4,402	3,969	433	10.9
Income from operations	3,268	9,946	(6,678)	(67.1)

Floorplan interest expense	(2,567)	(2,664)	(97)	(3.6)
Other interest expense	(3,529)	(3,367)	162	4.8
Other income, net	215	258	(43)	(16.7)
Income (loss) from continuing operations before income taxes	(2,613)	4,173	(6,786)	NM

Income tax expense (benefit)	(1,099)	1,634	(2,733)	NM
Income tax rate	42.1%	39.2%
Income (loss) from continuing operations	(1,514)	2,539	(4,053)	NM

Income (loss) from discontinued operations, net of income tax	(205)	1,124	(1,329)	NM
Net income (loss)	(1,719)	3,663	(5,382)	NM

Diluted net income (loss) per share:
Continuing operations	$(0.06)	$0.12	$(0.18)	NM
Discontinued operations	(0.01)	0.05	(0.06)	NM
Net income (loss) per share	$(0.07)	$0.17	$(0.24)	NM

Diluted shares outstanding	26,014	21,096	4,918	23.3%

NM – not meaningful

Lithia Motors, Inc.

Key Performance Metrics (Unaudited)

	Three Months Ended
	June 30,		Increase	% Increase
	2010	2009	(Decrease)	(Decrease)
Gross margin
New vehicle retail	8.2%	8.2%	- bps
Used vehicle retail	14.5	14.5	- bps
Used vehicle wholesale	1.2	0.2	100 bps
Finance & insurance	100.0	100.0	- bps
Service, body & parts	49.1	48.8	30 bps
Gross profit margin	17.9	19.5	(160) bps

Unit sales
New vehicle retail	8,678	7,110	1,568	22.1%
Used vehicle retail	8,667	7,761	906	11.7
Used vehicle wholesale	3,305	3,107	198	6.4
Total units sold	20,650	17,978	2,672	14.9

Average selling price
New vehicle retail	$30,966	$29,783	$1,183	4.0%
Used vehicle retail	16,942	16,268	674	4.1
Used vehicle wholesale	7,737	5,713	2,024	35.4

Average gross profit per unit
New vehicle retail	$2,546	$2,445	$101	4.1%
Used vehicle retail	2,452	2,362	90	3.8
Used vehicle wholesale	91	14	77	550.0
Finance & insurance	938	999	(61)	(6.1)

Revenue mix
New vehicle retail	50.3%	47.7%
Used vehicle retail	27.5	28.5
Used vehicle wholesale	4.8	4.1
Finance & insurance, net	3.0	3.3
Service, body & parts	13.5	16.3
Fleet and other	0.9	0.1

	Adjusted		As reported
	Three Months Ended		Three Months Ended
	June 30,		June 30
Other metrics	2010	2009	2010	2009
SG&A as a % of revenue	13.8%	15.5%	14.0%	15.5%
SG&A as a % of gross profit	77.0	79.8	78.1	79.8
Operating profit as a % of revenue	3.3	3.1	0.6	2.2
Operating profit as a % of gross profit	18.4	15.8	3.4	11.5
Pretax margin	2.2	1.7	(0.5)	0.9

Lithia Motors, Inc.

Key Performance Metrics (Unaudited)

	Three Months Ended
	June 30,
	2010	2009
New vehicle unit sales brand mix
Chrysler	28.8%	30.3%
General Motors	17.6	17.3
Toyota	12.8	14.2
Honda	8.9	9.3
Ford	5.7	4.9
Hyundai	5.6	4.6
BMW	5.4	5.1
Subaru	4.9	4.6
Volkswagen, Audi	3.5	3.2
Nissan	3.2	4.0
Kia	1.8	0.5
Mercedes	1.1	1.0
Other	0.7	1.0

Same store revenue changes
New vehicle retail	26.3%	(35.9)%
Used vehicle retail	15.0	2.7
Used vehicle wholesale	42.1	(30.6)
Finance & insurance	15.2	(33.6)
Service, body & parts	(0.2)	(4.5)
Total sales (excluding fleet)	19.1	(23.2)

Same store gross profit changes
New vehicle retail	25.2%	(32.0)%
Used vehicle retail	18.7	27.9
Used vehicle wholesale	259.5	(114.5)
Service, body & parts	0.4	(2.7)
Total gross profit (excluding fleet)	12.1	(11.7)

Current store count	# of stores	% of total
Chrysler	23	27.4%
General Motors	12	14.3
Honda	8	9.5
Toyota	7	8.3
Hyundai	6	7.1
BMW	6	7.1
Ford	4	4.8
Volkswagen, Audi	4	4.8
Nissan	4	4.8
Subaru	2	2.4
Kia	2	2.4
Mercedes	1	1.2
Other	5	5.9
	84

Lithia Motors, Inc.

Consolidated Statement of Operations (Unaudited)

(In thousands except per share data)

	Six Months Ended
	June 30,		Increase	% Increase
	2010	2009	(Decrease)	(Decrease)
Revenues:
New vehicle sales	$484,338	$404,066	$80,272	19.9%
Used vehicle sales	331,770	269,609	62,161	23.1
Finance and insurance	30,912	28,394	2,518	8.9
Service, body and parts	140,793	145,269	(4,476)	(3.1)
Fleet and other	5,507	1,195	4,312	360.8
Total revenues	993,320	848,533	144,787	17.1
Cost of sales:
New vehicle sales	443,839	369,979	73,860	20.0
Used vehicle sales	291,257	237,214	54,043	22.8
Service, body and parts	71,868	75,289	(3,421)	(4.5)
Fleet and other	4,708	481	4,227	878.8
Total cost of sales	811,672	682,963	128,709	18.8
Gross profit	181,648	165,570	16,078	9.7

Asset impairment charges	14,751	5,197	9,554	183.8
SG&A expense	145,852	137,912	7,940	5.8
Depreciation and amortization	9,151	8,060	1,091	13.5
Income from operations	11,894	14,401	(2,507)	17.4

Floorplan interest expense	(5,318)	(5,575)	(257)	(4.6)
Other interest expense	(7,117)	(7,348)	(231)	(3.1)
Other income, net	283	1,422	(1,139)	(80.1)
Income (loss) from continuing operations before income taxes	(258)	2,900	(3,158)	NM

Income tax expense (benefit)	(187)	1,145	(1,332)	NM
Income tax rate	72.5%	39.5%
Income (loss) from continuing operations	(71)	1,755	(1,826)	NM

Income (loss) from discontinued operations, net of income tax	(381)	3,237	(3,618)	NM
Net income (loss)	(452)	4,992	(5,444)	NM

Diluted net income (loss) per share:
Continuing operations	$(0.00)	$0.08	$(0.08)	NM
Discontinued operations	(0.02)	0.16	(0.18)	NM
Net income (loss) per share	$(0.02)	$0.24	$(0.26)	NM

Diluted shares outstanding	25,955	20,960	4,995	23.8%

NM – not meaningful

Lithia Motors, Inc.

Key Performance Metrics (Unaudited)

	Six Months Ended
	June 30,		Increase	% Increase
	2010	2009	(Decrease)	(Decrease)
Gross margin
New vehicle retail	8.4%	8.4%	- bps
Used vehicle retail	14.1	13.6	50 bps
Used vehicle wholesale	1.4	1.2	20 bps
Finance & insurance	100.0	100.0	- bps
Service, body & parts	49.0	48.2	80 bps
Gross profit margin	18.3	19.5	(120) bps

Unit sales
New vehicle retail	15,562	13,501	2,061	15.3%
Used vehicle retail	16,878	14,879	1,999	13.4
Used vehicle wholesale	6,591	6,279	312	5.0
Total units sold	39,031	34,659	4,372	12.6

Average selling price
New vehicle retail	$31,123	$29,929	$1,194	4.0%
Used vehicle retail	16,752	15,817	935	5.9
Used vehicle wholesale	7,440	5,457	1,983	36.3

Average gross profit per unit
New vehicle retail	$2,602	$2,525	$77	3.0%
Used vehicle retail	2,361	2,150	211	9.8
Used vehicle wholesale	102	64	38	59.4
Finance & insurance	953	1,000	(47)	(4.7)

Revenue mix
New vehicle retail	48.8%	47.6%
Used vehicle retail	28.5	27.7
Used vehicle wholesale	4.8	4.2
Finance & insurance, net	3.1	3.3
Service, body & parts	14.2	17.1
Fleet and other	0.6	0.1

	Adjusted		As reported
	Six Months Ended		Six Months Ended
	June 30,		June 30
Other metrics	2010	2009	2010	2009
SG&A as a % of revenue	14.5%	16.3%	14.7%	16.3%
SG&A as a % of gross profit	79.6	83.3	80.3	83.3
Operating profit as a % of revenue	2.8	2.4	1.2	1.7
Operating profit as a % of gross profit	15.2	12.1	6.5	8.7
Pretax margin	1.6	0.9	-	0.3

Lithia Motors, Inc.

Key Performance Metrics (Unaudited)

	Six Months Ended
	June 30,
	2010	2009
New vehicle unit sales brand mix
Chrysler	27.5%	32.5%
General Motors	17.0	16.5
Toyota	13.7	14.2
Honda	8.7	8.6
Hyundai	5.9	4.5
Ford	5.6	4.8
BMW	5.5	5.0
Subaru	5.4	4.6
Nissan	3.5	3.6
Volkswagen, Audi	3.4	3.2
Kia	1.9	-
Mercedes	1.1	1.0
Other	0.8	1.5

Same store revenue changes
New vehicle retail	19.3%	(37.4)%
Used vehicle retail	18.3	(4.9)
Used vehicle wholesale	41.6	(40.1)
Finance & insurance	7.5	(33.1)
Service, body & parts	(3.1)	(4.8)
Total sales (excluding fleet)	15.7	(26.0)

Same store gross profit changes
New vehicle retail	17.7%	(31.7)%
Used vehicle retail	29.0	8.0
Used vehicle wholesale	30.6	(148.6)
Service, body & parts	(1.8)	(3.1)
Total gross profit (excluding fleet)	9.7	(14.2)

Geographic revenue mix
Texas	24.7%	24.2%
Oregon	15.0	16.4
California	11.4	11.5
Alaska	10.8	9.6
Washington	10.0	9.9
Montana	6.8	6.9
Iowa	7.0	7.3
Idaho	6.4	6.6
Nevada	4.1	3.9
North Dakota	2.0	1.6
New Mexico	1.0	1.2
Colorado	0.8	0.9

Lithia Motors, Inc.

Consolidated Balance Sheet (Unaudited)

(In thousands except per share data)

	June 30, 2010	December 31, 2009
Cash and cash equivalents	$15,379	$12,776
Contracts in transit	25,373	21,940
Trade receivables, net	36,187	30,157
Inventory, net	361,063	328,726
Vehicles leased to others	7,940	7,384
Prepaid expenses and other	3,443	5,387
Assets held for sale	-	11,693
Total current assets	$449,385	$418,063

Land and building, net	308,389	326,625
Equipment and other, net	54,868	59,429
Intangible assets, net	42,935	42,496
Other non-current assets	8,484	7,752
Deferred income taxes	45,231	40,735
Total assets	$909,292	$895,100

Flooring notes payable	234,878	210,488
Current maturities of line of credit	-	24,000
Current maturities of other debt	23,248	14,303
Trade payables	26,437	18,782
Accrued liabilities	50,540	47,518
Deferred income taxes	122	1,036
Liabilities related to assets held for sale	-	5,050
Total current liabilities	$335,225	$321,177

Real estate debt	229,947	230,265
Other long-term debt	2,725	2,800
Deferred revenue	19,043	17,981
Other long-term liabilities	16,879	15,839
Total liabilities	$603,819	$588,062

Class A common stock	282,764	280,880
Class B common stock	468	468
Additional paid-in capital	10,358	10,501
Other comprehensive income	(5,404)	(3,850)
Retained earnings	17,287	19,039
Total liabilities & shareholders' equity	$909,292	$895,100

Lithia Motors, Inc.

Summarized Cash Flow from Operations (Unaudited)

(In thousands)

	Six Months Ended
	June 30,
	2010	2009
Net income (loss)	$(452)	$4,992

Adjustments to reconcile net income (loss) to cash provided by (used in) operating activities:
Asset impairments	14,751	5,197
Depreciation and amortization	9,159	8,449
Amortization of debt discount	-	48
Stock-based compensation	948	1,122
Gain on early extinguishment of debt	-	(1,317)
(Gain) loss on disposal of assets	93	(9,196)
Deferred income taxes	(4,784)	2,208
Excess tax deficit from share-based payment arrangements	-	46
(Increase) decrease, net of effect of acquisitions and divestitures
Trade receivables, net	(5,997)	8,631
Contracts in transit	(3,433)	5,013
Inventories	(28,996)	114,084
Vehicles leased to others	(1,210)	737
Prepaid expenses and other	1,350	19,028
Other non-current assets	(768)	523
Increase (decrease), net of effect of acquisitions and divestitures
Floorplan notes payable	2,770	(94,523)
Trade payables	7,655	958
Accrued liabilities	2,106	(2,357)
Other long-term liabilities and deferred revenue	50	10,673
Net cash provided by (used in) operating activities	$(6,758)	$74,316

Lithia Motors, Inc.

Reconciliation of Non-GAAP Cash Flow from Operations (Unaudited)

(In thousands)

	Six Months Ended
	June 30,
Net cash provided by (used in) operating activities	2010	2009
As reported	$(6,758)	$74,316
Floorplan notes payable, non-trade	23,854	(25,502)
Adjusted	$17,096	$48,814

Lithia Motors, Inc.

Other Highlights (Unaudited)

(In thousands except per share data)

	June 30, 2010	December 31, 2009
Other information
Lt debt/total cap	43.2%	43.2%
Adjusted Lt debt/total cap (excludes mortgage financing)	0.9%	0.9%
Book value per outstanding share	$11.75	$11.90

Debt covenant ratios
	Requirement		As of June 30, 2010
Minimum tangible net worth	Not less than $200 million		$261.3 million
Vehicle equity	Not less than $65 million		$148.1 million
Fixed charge coverage ratio	Not less than 1.15 to 1		1.52 to 1
Liabilities to tangible net worth ratio	Not more than 4.00 to 1		2.31 to 1

Lithia Motors, Inc.

Reconciliation of Certain Non-GAAP Financial Measures (Unaudited)

(In thousands)

	Three months ended June 30,		Six months ended June 30,
	2010	2009	2010	2009
Selling, general & administrative
As reported	$74,813	$68,854	$145,852	$137,912
Disposal gain (loss)	(2)	-	365	-
Lease termination and severance reserve	(1,076)	-	(1,334)	-
Adjusted	$73,735	$68,854	$144,883	$137,912

Income from operations
As reported	$3,268	$9,946	$11,894	$14,401
Impairments and disposal gain	13,262	3,680	14,451	5,760
Lease termination and severance reserve	1,076	-	1,334	-
Adjusted	$17,606	$13,626	$27,679	$20,161

Income (loss) from continuing operations before income taxes
As reported	$(2,613)	$4,173	$(258)	$2,900
Impairments and disposal gain	13,262	3,680	14,451	5,760
Lease termination and severance reserve	1,076	-	1,334	-
Gain on extinguishment of debt	-	(231)	-	(1,317)
Adjusted	$11,725	$7,622	$15,527	$7,343

Lithia Motors, Inc.

Reconciliation of Certain Non-GAAP Financial Measures (Unaudited)

(In thousands except per share data)

Adjusted net income/(loss) and diluted earnings per share

	Three Months Ended June 30,
	Net income/(loss)		Diluted earnings per share
	2010	2009	2010	2009
Continuing Operations
As reported	$(1,514)	$2,539	$(0.06)	$0.12
Impairments and disposal gain	8,046	2,057	0.31	0.10
Lease termination and severance reserve	561	-	0.02	-
Gain on extinguishment of debt	-	(38)	-	-
Adjusted	$7,093	$4,558	$0.27	$0.22

Discontinued Operations
As reported	$(205)	$1,124	$(0.01)	$0.05
Impairments and disposal (gain) loss	163	(1,869)	0.01	(0.09)
Adjusted	$(42)	$(745)	-	(0.04)

Consolidated Operations
As reported	$(1,719)	$3,663	$(0.07)	$0.17
Adjusted	7,051	3,813	0.27	0.18

	Six Months Ended June 30,
	Net income/(loss)		Diluted earnings per share
	2010	2009	2010	2009
Continuing Operations
As reported	$(71)	$1,755	-	$0.08
Impairments and disposal gain	8,777	3,431	0.34	0.16
Lease termination and severance reserve	725	-	0.03	-
Gain on extinguishment of debt	-	(812)	-	(0.04)
Adjusted	$9,431	$4,374	$0.37	$0.20

Discontinued Operations
As reported	$(381)	$3,237	$(0.02)	$0.16
Impairments and disposal (gain) loss	173	(5,421)	0.01	(0.26)
Adjusted	$(208)	$(2,184)	$(0.01)	(0.10)

Consolidated Operations
As reported	$(452)	$4,992	$(0.02)	$0.24
Adjusted	9,223	2,190	0.36	0.10